Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The LGL Group, Inc.

Orlando, Florida

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2026 relating to the consolidated financial statements of The LGL Group, Inc. as of and for the years ended December 31, 2025 and 2024 which report appears in The LGL Group Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PKF O’Connor Davies, LLP

New York, New York

August 24, 2026

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